UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/20/2005

Technitrol, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-05375

PA	23-1292472
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of Principal Executive Offices, Including Zip Code)

(215) 355-2900
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Technitrol, Inc. entered into a Credit Agreement dated as of October 14, 2005 (the "Credit Agreement") by and among Technitrol, Inc. and certain of its subsidiaries as Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. Singapore Branch as Singapore Administrative Agent, and the Lenders party thereto. Under the Credit Agreement, Banc of America Securities LLC acted as Sole Lead Arranger and Joint Book Manager, J.P. Morgan Securities Inc. acted as Joint Book Manager, JPMorgan Chase Bank, N.A. acted as Syndication Agent, and Citibank, N.A. and Wachovia Bank, National Association acted as Co-Documentation Agents. The Credit Agreement provides for a $200 million five-year unsecured revolving credit facility that Technitrol may request be increased to $300 million. The credit facility is available for general corporate purposes, including permitted acquisitions. The Credit Agreement contains affirmative, negative and financial covenants customary for such financings, including, among other things, requirements that Technitrol, Inc. maintain on a consolidated basis in accordance with GAAP (excluding certain subsidiaries), at the end of each fiscal quarter (i) a ratio equal to or greater than 2.50:1.00 of Consolidated EBITDA to Consolidated Interest Expense for the four consecutive fiscal quarters ending on the last day of such fiscal quarter, and (ii) a ratio equal to or less than 3.50:1.00 of Consolidated Funded Debt at the end of such fiscal quarter to Consolidated EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter. The Credit Agreement also contains customary representations and warranties.

The foregoing summary is not complete and is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference. Investors in Technitrol and other persons not party to the Credit Agreement should not rely on the covenants or the representations and warranties made in the Credit Agreement for any purpose, or consider them as statements of fact or as representing the current state of Technitrol's affairs.

Item 1.02.    Termination of a Material Definitive Agreement

Simultaneously with the execution of the above-referenced Credit Agreement, Technitrol, Inc. terminated its $125 million Revolving Credit Agreement, dated as of June 17, 2004, by and among Technitrol, Inc. and certain of its subsidiaries, JPMorgan Chase Bank as Agent and Lender, and certain other Lenders that are signatories thereto.

Item 9.01.    Financial Statements and Exhibits

10.1 Credit Agreement dated as of October 14, 2005 among Technitrol, Inc. and certain of its subsidiaries as Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. Singapore Branch as Singapore Administrative Agent, and the Lenders party thereto.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Technitrol, Inc.

Date: October 20, 2005.	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and CFO

Exhibit Index

Exhibit No.	Description
EX-10.1	credit agmt